SEC Reference 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DRS Inc. a Nevada corporation (the “Company”), on Form 10-K for the fiscal year ending September 30, 2011 as filed with the Securities and Exchange

Commission (the “Report”), I, Philip Blair Mullin, Chief Financial Officer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Philip Blair Mullin, Chief Financial Officer & Director

(principal financial and accounting officer)

November 14, 2011